UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2007

Public Service Company of Colorado

(Exact Name of Registrant as Specified in Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 571-7511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

On August 8, 2007, Public Service Company of Colorado, a Colorado corporation (the “Company”), entered into an Underwriting Agreement with BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the underwriters named therein, and filed with the Securities and Exchange Commission a prospectus supplement relating to the offering and sale of $350,000,000 in aggregate principal amount of the Company’s 6.25% First Mortgage Bonds, Series No. 17 due 2037.  This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

1.01

Underwriting Agreement dated August 8, 2007 between Public Service Company of Colorado and BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the Underwriters named therein, relating to $350,000,000 principal amount of 6.25% First Mortgage Bonds, Series No. 17 due 2037.

4.01

Supplemental Indenture dated as of August 1, 2007 between Public Service Company of Colorado and U.S. Bank Trust National Association, as successor Trustee, creating $350,000,000 principal amount of 6.25% First Mortgage Bonds, Series No. 17 due 2037.

5.01	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP regarding the validity of certain securities.

12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado
(a Colorado Corporation)

	By:	/s/ George E. Tyson II
	Name:	George E. Tyson II
	Title:	Vice President and Treasurer

Dated: August 14, 2007